                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: MAY 12, 1994


                DATE OF EARLIEST EVENT REPORTED:  APRIL 4, 1993


                         REGENCY HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                        COMMISSION FILE NUMBER:  1-11144


                      DELAWARE                                                          33-0210226
          (State or other jurisdiction of                                             (IRS Employer
           incorporation or organization)                                            Identification No.)

                  2742 DOW AVENUE
                 TUSTIN, CALIFORNIA                                                       92680
      (Address of principal executive offices)                                          (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (714) 544-4443

                               TABLE OF CONTENTS


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . .                   1


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a)    Financial Statements of Business Acquired

                 Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . . . . . .                 F-1

                 Consolidated Balance Sheets as of December 31, 1993 and 1992   . . . . . . . . . .                 F-2

                 Consolidated Statements of Operations, Years Ended
                 December 31, 1993, 1992 and 1991 . . . . . . . . . . . . . . . . . . . . . . . . .                 F-4

                 Consolidated Statements of Shareholders' Equity, Years Ended
                 December 31, 1993, 1992 and 1991 . . . . . . . . . . . . . . . . . . . . . . . . .                 F-5

                 Consolidated Statements of Cash Flows, Years Ended
                 December 31, 1993, 1992 and 1991 . . . . . . . . . . . . . . . . . . . . . . . . .                 F-6

                 Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . .                 F-8

          (b)    Unaudited Pro Forma Condensed Financial Information  . . . . . . . . . . . . . . .                F-21

                   Unaudited Pro Forma Condensed Balance Sheet  . . . . . . . . . . . . . . . . . .                F-22

                   Unaudited Pro Forma Condensed Statements of Income   . . . . . . . . . . . . . .                F-23

                     Six Months Ended December 31, 1993 . . . . . . . . . . . . . . . . . . . . . .                F-23

                     Year Ended June 30, 1993   . . . . . . . . . . . . . . . . . . . . . . . . . .                F-24

                     Year Ended June 30, 1992   . . . . . . . . . . . . . . . . . . . . . . . . . .                F-25

                     Year Ended June 30, 1991   . . . . . . . . . . . . . . . . . . . . . . . . . .                F-26

                 Notes to Unaudited Pro Forma Condensed Financial Information . . . . . . . . . . .                F-27

          (c)    Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   2


                 SIGNATURES         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   3

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

 On April 4, 1994, Regency Health Services, Inc. (the "Registrant") and Care Enterprises, Inc. ("Care") completed their previously announced merger. Pursuant to the Agreement and Plan of Merger, dated as of December 20, 1993, as amended by an Amendment, dated as of January 31, 1994, and Second Amendment, dated as of March 21, 1994 (the "Merger Agreement"), Care Merger Sub, Inc., a wholly owned subsidiary of the Registrant, was merged with and into Care (the "Merger"), and Care became a wholly owned subsidiary of the Registrant. Each share of common stock of Care (other than shares owned by the Registrant or any of its subsidiaries, held in the treasury of Care or owned by any subsidiary of
Care) was converted into 0.71 of a share of common stock of the Registrant.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


 (A)         FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                         REPORT OF INDEPENDENT AUDITORS


Shareholders and Board of Directors
Care Enterprises, Inc.

We have audited the accompanying consolidated balance sheets of Care Enterprises, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Care Enterprises, Inc. and subsidiaries at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in notes to the consolidated financial statements, in 1992 the Company changed its method of accounting for income taxes.


                                                                   ERNST & YOUNG

Orange County, California
March 10, 1994





                                      -F-1-

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
             (in thousands, except number of shares and par values)

                                     ASSETS

                                                                                    As of December 31,
                                                                               ----------------------------
                                                                                 1993                1992
                                                                               --------            --------
CURRENT ASSETS

 Cash                                                                           $ 12,985            $  7,283
 Receivables:
    Due from patients, less allowance for doubtful accounts of
    $1,633 and $2,595 for 1993 and 1992, respectively   . . . . . . . . . .       17,149              15,449

    Notes, contracts, and other   . . . . . . . . . . . . . . . . . . . . .        4,492               1,944
 Supplies inventory   . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,470               1,395

 Prepaid expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,254               1,090
 Deferred income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .        3,982               2,619
                                                                                --------            --------
    Total current assets  . . . . . . . . . . . . . . . . . . . . . . . . .       41,332              29,780


PROPERTY AND EQUIPMENT, net . . . . . . . . . . . . . . . . . . . . . . . .       69,386              69,166
MORTGAGE NOTES RECEIVABLE, less allowance for losses of
  $1,664 and $937 for 1993 and 1992, respectively   . . . . . . . . . . . .        2,175               2,257

OTHER ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8,505               9,345
                                                                                --------            --------
                                                                                $121,398            $110,548
                                                                                ========            ========



     See Independent Auditors' Report and Notes to Consolidated Financial
                                  Statements.

                                     -F-2-

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
             (in thousands, except number of shares and par values)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                   As of December 31,
                                                                               ------------------------
                                                                                 1993            1992
                                                                               --------        --------
CURRENT LIABILITIES

Current portion of long term debt . . . . . . . . . . . . . . . . . . . . .    $  1,139        $  7,683
Accounts payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11,716           9,679
Accrued liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19,623          15,791

Other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . .       3,085           8,844
                                                                               --------        --------
Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . .      35,563          41,997


LONG TERM DEBT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      41,601          32,743

DEFERRED INCOME TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . .       6,812           4,624
OTHER NONCURRENT LIABILITIES AND DEFERRED ITEMS . . . . . . . . . . . . . .      11,949          10,787
                                                                               --------        --------
Total liabilities                                                                95,925          90,151


COMMITMENTS AND CONTINGENCIES                                                        --              --

SHAREHOLDERS' EQUITY:
Preferred stock, $1.00 par value;
Authorized 1,000,000 shares; issued and outstanding - none  . . . . . . . .          --              --

Common stock, $.01 par value;
Authorized 25,000,000; issued and outstanding - 13,234,000
and 13,222,000 shares for 1993 and 1992, respectively . . . . . . . . . . .      11,076          11,047
Additional capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,451           1,451
Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12,946           7,899
                                                                               --------        --------
Total shareholders' equity  . . . . . . . . . . . . . . . . . . . . . . . .      25,473          20,397
                                                                               --------        --------
                                                                               $121,398        $110,548
                                                                               ========        ========






     See Independent Auditors' Report and Notes to Consolidated Financial
                                  Statements.

                                     -F-3-

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                                              Year Ended December 31,
                                                                    -----------------------------------------
                                                                       1993            1992            1991
                                                                    --------         --------        --------
TOTAL REVENUES  . . . . . . . . . . . . . . . . . . . . . . .       $200,354         $192,048        $185,676
                                                                    --------         --------        --------
DIRECT EXPENSES:
 Salaries and wages   . . . . . . . . . . . . . . . . . . . .         94,087           91,430          88,798

 Share appreciation rights  . . . . . . . . . . . . . . . . .          2,157              323             293
 Employee benefits  . . . . . . . . . . . . . . . . . . . . .         25,660           24,218          23,890

 Supplies and other expenses  . . . . . . . . . . . . . . . .         31,560           31,208          31,440
 Purchased services   . . . . . . . . . . . . . . . . . . . .         17,800           15,735          13,842

 Professional fees  . . . . . . . . . . . . . . . . . . . . .          1,927            2,387           2,805
 Other costs and expenses   . . . . . . . . . . . . . . . . .          4,383            3,351           4,657
                                                                    --------         --------        --------
 Total direct expenses  . . . . . . . . . . . . . . . . . . .        177,574          168,652         165,725


PROPERTY EXPENSES:
 Lease and rent   . . . . . . . . . . . . . . . . . . . . . .          6,962            7,745           7,854

 Depreciation and amortization  . . . . . . . . . . . . . . .          5,184            5,336           5,878
 Interest, net  . . . . . . . . . . . . . . . . . . . . . . .          2,494            3,266           4,983
                                                                    --------         --------        --------
 Total property expenses  . . . . . . . . . . . . . . . . . .         14,640           16,347          18,715


INCOME BEFORE REORGANIZATION AND OTHER
 ITEMS AND INCOME TAXES   . . . . . . . . . . . . . . . . . .          8,140            7,049           1,236
REORGANIZATION AND OTHER ITEMS:

 Gain on sale of facilities   . . . . . . . . . . . . . . . .            --             1,007             --
 Other reorganization  items  . . . . . . . . . . . . . . . .            --               536           1,720
                                                                    --------         --------        --------
 Total reorganization and other items   . . . . . . . . . . .            --             1,543           1,720


INCOME BEFORE INCOME TAXES  . . . . . . . . . . . . . . . . .          8,140            8,592           2,956
PROVISION FOR INCOME TAXES  . . . . . . . . . . . . . . . . .          3,093            2,928             721
                                                                    --------         --------        --------
NET INCOME  . . . . . . . . . . . . . . . . . . . . . . . . .       $  5,047         $  5,664        $  2,235
                                                                    ========         ========        ========
INCOME PER SHARE:
 Primary  . . . . . . . . . . . . . . . . . . . . . . . . . .       $   0.38         $   0.49        $   0.24
                                                                    ========         ========        ========
 Fully diluted  . . . . . . . . . . . . . . . . . . . . . . .       $   0.38         $   0.49        $   0.21
                                                                    ========         ========        ========


     See Independent Auditors' Report and Notes to Consolidated Financial
                                  Statements.

                                     -F-4-

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (in thousands)

                                                         Common Stock
                                                       -----------------      Additional     Retained
                                                       Shares    Amount        Capital       Earnings       Total
                                                       ------    -------       -------       -------       -------
BALANCE at December 31, 1990  . . . . . . .             8,956    $ 4,275       $    --       $    --       $ 4,275

Conversion of convertible exchangeable
 notes  . . . . . . . . . . . . . . . . . .             2,679      2,854            --            --         2,854
Charge in lieu of income taxes  . . . . . .                --         --           721            --           721

Net income  . . . . . . . . . . . . . . . .                --         --            --         2,235         2,235
                                                       ------    -------       -------       -------       -------
BALANCE at December 31, 1991  . . . . . . .            11,635      7,129           721         2,235        10,085
Sale of common stock  . . . . . . . . . . .             1,633      3,918            --            --         3,918

Retirement of shares acquired by the company              (46)        --            --            --            --

Charge in lieu of income taxes  . . . . . .                --         --           730            --           730
Net income  . . . . . . . . . . . . . . . .                --         --            --         5,664         5,664
                                                       ------    -------       -------       -------       -------
BALANCE at December 31, 1992  . . . . . . .            13,222     11,047         1,451         7,899        20,397

Exercise of stock options . . . . . . . . .                12         29            --            --            29

Net income  . . . . . . . . . . . . . . . .                --         --            --         5,047         5,047
                                                       ------    -------       -------       -------       -------
BALANCE at December 31, 1993  . . . . . . .            13,234    $11,076       $ 1,451       $12,946       $25,473
                                                       ======    =======       =======       =======       =======



See Independent Auditors' Report and Notes to Consolidated Financial Statements.

                                     -F-5-

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (in thousands)

                                                                      Year Ended December 31,
                                                                    -----------------------------
                                                                     1993       1992       1991
                                                                    -------    -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:

 Net income   . . . . . . . . . . . . . . . . . . . . . . . .       $ 5,047    $ 5,664    $ 2,235
 Adjustments to reconcile net income to net cash
 provided by operating activities:

 Depreciation and amortization  . . . . . . . . . . . . . . .         5,184      5,336      5,878
 Provision for doubtful accounts  . . . . . . . . . . . . . .            88         30      1,036

 Provision for losses on mortgage notes receivable  . . . . .            --        117        511
 Deferred income taxes and charge in lieu of taxes  . . . . .           825      1,746        721

 Other, net   . . . . . . . . . . . . . . . . . . . . . . . .          (645)      (416)      (173)
 Reorganization and other items:

 Gain on sale of facilities . . . . . . . . . . . . . . . . .             --     (1,007)        --
 Other reorganization items   . . . . . . . . . . . . . . . .            --       (536)    (1,720)

 Changes in assets and liabilities, net of effects
 from sales or disposals of facilities:
 Accounts receivable  . . . . . . . . . . . . . . . . . . . .        (1,788)       200       (218)

 Other current assets   . . . . . . . . . . . . . . . . . . .           748        695      2,446
 Notes and contracts receivable   . . . . . . . . . . . . . .          (320)     1,023        225

 Other assets   . . . . . . . . . . . . . . . . . . . . . . .            13       (380)     1,188
 Accounts payable and accrued liabilities   . . . . . . . . .         4,569     (2,428)    (4,249)

 Other current liabilities  . . . . . . . . . . . . . . . . .        (3,149)     1,018        793
 Other noncurrent liabilities and deferred items  . . . . . .            (2)        32        309
                                                                    -------    -------    -------
 Total adjustments  . . . . . . . . . . . . . . . . . . . . .         5,523      5,430      6,747
                                                                    -------    -------    -------
 Net cash provided by operating activities  . . . . . . . . .        10,570     11,094      8,982
                                                                    -------    -------    -------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sales of assets  . . . . . . . . . . . . . . .            44        274         86

 Proceeds from payoff of notes receivable   . . . . . . . . .            --        700        255
 Payments received on mortgage notes receivable   . . . . . .           308        294        566

 Investment in pharmacy partnership   . . . . . . . . . . . .            --       (238)        --
 Exercise of options to purchase facilities   . . . . . . . .        (1,542)        --         --

 Payments for property additions  . . . . . . . . . . . . . .        (3,884)    (3,501)    (3,579)
                                                                    -------    -------    -------
 Net cash used in investing activities  . . . . . . . . . . .        (5,074)    (2,471)    (2,672)
                                                                    -------    -------    -------





See Independent Auditors' Report and Notes to Consolidated Financial Statements.

                                     -F-6-

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (in thousands except facility data)

                                                                                       Year Ended December 31,
                                                                             -----------------------------------------
                                                                               1993             1992            1991
                                                                             --------          -------         -------
CASH FLOWS FROM FINANCING ACTIVITIES:

 Principal payments on term notes, mortgage debt and
 capitalized leases   . . . . . . . . . . . . . . . . . . . .                $(28,684)         $(9,611)        $(7,674)
 Payments on liabilities subject to reorganization proceedings                     --              (47)         (4,111)
 Proceeds of borrowing, net of expenses   . . . . . . . . . .                  28,861            1,000           2,750
 Proceeds from exercise of stock options  . . . . . . . . . .                      29               --              --
 Proceeds from sale of common stock, net of expenses  . . . .                      --            3,918              --
                                                                             --------          -------         -------
 Net cash provided by (used in) financing activities  . . . .                     206           (4,740)         (9,035)
NET INCREASE (DECREASE) IN CASH . . . . . . . . . . . . . . .                   5,702            3,883          (2,725)
CASH AT BEGINNING OF YEAR . . . . . . . . . . . . . . . . . .                   7,283            3,400           6,125
                                                                             --------          -------         -------
CASH AT END OF YEAR . . . . . . . . . . . . . . . . . . . . .                $ 12,985          $ 7,283         $ 3,400
                                                                             ========          =======         =======
SUPPLEMENTAL CASH INFORMATION:
 Interest paid  . . . . . . . . . . . . . . . . . . . . . . .                $  3,532          $ 4,014         $ 5,449
                                                                             ========          =======         =======
 Income taxes paid  . . . . . . . . . . . . . . . . . . . . .                $    183          $   542         $    --
                                                                             ========          =======         =======

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

 NUMBER OF FACILITIES DISPOSED:
 Long term care facilities  . . . . . . . . . . . . . . . . .                      --               --               2
 Pharmacies and distribution centers  . . . . . . . . . . . .                      --                9              --

 FINANCIAL IMPACT OF DISPOSALS:
 Net assets   . . . . . . . . . . . . . . . . . . . . . . . .                $     --          $ 2,026         $ 5,488
 Net liabilities  . . . . . . . . . . . . . . . . . . . . . .                      --             (626)         (4,781)
                                                                             --------          -------         -------
 Net assets sold or disposed  . . . . . . . . . . . . . . . .                      --            1,400             707
 Cash proceeds  . . . . . . . . . . . . . . . . . . . . . . .                      --               --             (54)
 Additional notes on sale   . . . . . . . . . . . . . . . . .                      --               --              --
 Equity in pharmacy partnership   . . . . . . . . . . . . . .                      --           (1,400)             --
 Charged against reserves for disposal of facilities  . . . .                      --               --            (653)
                                                                             --------          -------         -------
 Net gain on sales and disposals  . . . . . . . . . . . . . .                $     --          $    --         $    --
                                                                             ========          =======         =======





In 1992 Care contributed the net assets of five pharmacies and four distribution centers having a net book value of $1,400,000 to a partnership formed with another long-term provider. During 1991 Care disposed of two facilities, one of which the Company continued to operate under a short term lease agreement through November 1992.





     See Independent Auditors' Report and Notes to Consolidated Financial
                                  Statements.

                                     -F-7-

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. MERGER AGREEMENT

 On December 20, 1993, Care Enterprises, Inc. ("Care" or "the Company") and Regency Health Services, Inc., a Delaware Corporation ("Regency"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Regency currently operates 43 long-term care facilities with 4,215 beds and one pharmacy, all located in California. Pursuant to the Merger Agreement, Care will be merged with and into Regency with Regency as the surviving corporation (the "Merger") and each share of Care's Common Stock will be converted into 0.71 shares of Regency's Common Stock, par value $0.01 per share in a tax-free transaction. The Company anticipates that the Merger will be accounted for as a pooling of interests.

 The Merger has been approved by the Board of Directors of both companies and its completion is subject to, among other things, the approval of regulatory agencies and the shareholders of each of Care and Regency. In connection with the Merger Agreement, shareholders holding a majority of Care's Common Stock and shareholders holding approximately 22% of Regency's Common Stock have agreed to vote in favor of the Merger under certain circumstances. Care anticipates that the Merger will be consummated in the second calendar quarter of 1994.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

 Care provides skilled and intermediate nursing, rehabilitative services, subacute and other specialized medical services. Services are provided in the Company's owned, leased or managed nursing and rehabilitation facilities located in California, Ohio, West Virginia and New Mexico. Care, through its wholly-owned subsidiary Care Home Health Services, Inc., provides patients at home with technical medical support such as infusion therapy and ventilator care, and respite services such as assistance with personal hygiene, cooking and cleaning.

Principles of Consolidation

 The consolidated financial statements include the accounts of Care and its wholly-owned subsidiaries. All material intercompany balances have been eliminated.

Reclassifications

 The Company has reclassified the presentation of certain prior year information to conform with the current year presentation.

Cash

 Cash consists of cash balances held in banks and petty cash funds. The cash balance at December 31, 1993 includes $6,238,000 temporarily placed with Wells Fargo Bank to collateralize letters of credit issued in conjunction with Care's self-insured workers' compensation programs. An agreement in principle was reached in December 1993, and a definitive agreement was signed in March 1994 with the Bank of America to provide an $8,000,000 letter of credit facility (Note 7) and new letters of credit were obtained to secure the workers' compensation obligations.

 At December 31, 1993 and 1992 the Company held personal funds in trust for patients approximating $425,000 and $400,000, respectively, which are not reflected on the accompanying balance sheets.

Supplies Inventory

 Supplies inventory is stated at the lower of cost or market using the first-in, first-out method.





                                     -F-8-

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

Property and Equipment

 Property and equipment owned by the Company at the time of its emergence from bankruptcy on December 31, 1990 was adjusted to its then current fair market value. All other property and equipment is stated at cost. Depreciation and amortization is provided on the straight-line method over the following estimated useful lives or, if applicable, over the terms of the leases.

Buildings                                                      20 to 40 years
Leasehold interests and improvements                           7 to 30 years
Equipment                                                      5 to 10 years
Assets under capitalized leases                                10 to 25 years

 Betterments, renewals and extraordinary repairs that extend the life of the asset are capitalized; other repairs and maintenance are expensed. The cost and accumulated depreciation applicable to assets retired are removed from the accounts and any gain or loss on disposition is recognized in income.

Health Care Revenues and Reimbursement Programs

 Long-term care facilities receive payments for services to certain patients under Medicare and state Medicaid programs and from the Veterans Administration. Revenues are recorded at the estimated net realizable amounts from patients and third party payors in the period in which the service is provided. Approximately 83% (1993), 82% (1992), and 83% (1991) of total revenue was derived from federal and state medical assistance programs.
Revenue under these programs are based in part on cost reimbursement principles which govern reimbursement of current year costs. These revenues and costs are subject to audit and, in the opinion of management, adequate provision has been made for any adjustments that may result from such audits. Differences between estimated provisions and final settlements are reflected in operations in the year finalized. Approximately 75% (1993) and 78% (1992) of the Company's accounts receivable were related to federal and state medical assistance programs including approximately 26% (1993) and 33% (1992) related to the California Medicaid program.

Interest Expense

 Interest expense is reflected net of $712,000, $752,000 and $1,280,000 of interest income for the years ending December 31, 1993, 1992 and 1991, respectively.

Income Taxes

 During 1991, the Company accounted for income taxes under the provisions of Statement of Financial Accounting Standards No. 96 ("SFAS 96"). Effective December 31, 1992, the Company adopted (on a cumulative basis from January 1,
1992) the provisions of Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes" (Note 3).

 In accordance with AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" (SOP 90- 7), SFAS 96 and SFAS 109 tax benefits recognized in periods subsequent to bankruptcy reorganization, resulting from utilization of pre- reorganization financial reporting Net Operating Losses ("financial reporting NOL"), are recorded by the Company as direct additions to additional capital with a corresponding charge in lieu of taxes included in the provision for income taxes in the Statement of Operations.

Income Per Share

 Income per share for 1993, 1992 and 1991 has been computed on the basis of the weighted average shares of Common Stock outstanding plus, for 1993, common equivalent shares arising from dilutive stock options, using the treasury stock method. For 1992, common equivalent shares arising from dilutive stock options have been excluded





                                     -F-9-

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
from the determination of income per share due to immateriality. No such options were outstanding during 1991. For the computation of fully diluted income per share for 1991, shares issued in November 1991 for the conversion of the $3,000,000 secured convertible exchangeable notes are included in the weighted average shares outstanding from the beginning of 1991 and, accordingly, net income for 1991 has not been reduced by interest expense on the notes. The weighted average number of common and common equivalent shares outstanding for the calculation of primary income per share was 13,312,000 in 1993, 11,667,000 in 1992, and 9,294,000 in 1991. The weighted average number of shares used to compute income per share, assuming full dilution, was 13,388,000 in 1993, 11,667,000 in 1992, and 11,635,000 in 1991. All common shares issued pursuant to the Plan of Reorganization have been treated as outstanding as of December 31, 1990.

 The income per share calculation does not include the shares reserved for issuance in connection with the Company's Share Appreciation Rights Plan (Note
8), which provides for settlement of the rights in cash or stock. The Company's Board of Directors does not presently plan to issue any shares in settlement of the rights.

Workers' Compensation Self-Insurance

 The Company maintains self-insurance programs for workers' compensation in California and Ohio. The self-insurance liability under these programs is based on claims filed and estimates of claims incurred but not reported. The self-insurance liability is discounted at a rate of 10%, which management believes to be its appropriate market rate of interest based on its current financial circumstances.

Professional Liability Insurance

 The Company maintains approximately $30,000,000 of professional liability insurance covering substantially all of its operations on a claims- made basis, with a $10,000 deductible for operations in the states of New Mexico and West Virginia and a $250,000 self-insurance retention for all other locations. The estimated amount payable for claims, including unasserted claims, under the Company's self-insurance retention is recorded as a liability, without discounting.

3.  INCOME TAXES

 During 1991, the Company accounted for income taxes under the provisions of SFAS 96. Effective December 31, 1992, the Company adopted (on a cumulative basis from January 1, 1992) the provisions of SFAS 109, which mandates the liability method of accounting for deferred income taxes and permits the recognition of net deferred tax assets subject to an ongoing assessment of realizability. The change in accounting for income taxes did not have a material effect on the Company's financial statements.

 For federal tax return purposes, Care Enterprises, Inc. files a consolidated tax return with its subsidiaries. As of December 31, 1993, the Company had claimed a federal net operating loss carryforward for tax purposes ("Tax NOL") of approximately $93,200,000 and credit carryforwards of approximately $4,021,000. However, when the Company's Plan of Reorganization was confirmed, an ownership change as defined in Internal Revenue Code ("IRC") Section 382 occurred. As a result, use of Tax NOL and credit carryforwards accumulated on or before April 20, 1990 ("pre-confirmation") may be subject to an annual limitation of approximately $300,000. Tax losses and credits generated after April 20, 1990 ("post-confirmation") are not subject to the above limitation.

 Because a portion of the Company's Tax NOL was generated as early as 1985, it will begin to expire in the year 2000. Considering the annual limitation, it is currently estimated that as of December 31, 1993, a maximum of $3,300,000 of Tax NOL in the aggregate will be available for use prior to expiration.

 Management is pursuing the possibility that the Company may qualify for the special provisions of IRC Section 382(1)(5), which could reduce the aggregate Tax NOL and credit carryforwards available but would not limit their annual use. Should circumstances permit the Company to qualify for this section of the IRC, a significant portion





                                     -F-10-

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
of the pre-confirmation Tax NOL and credit carryforwards could become available for use. However, the Merger (discussed in Note 1) may also result in a limitation on the use of the Company's post-confirmation Tax NOL and credit carryforwards and, if Section 382(1)(5) applies, pre-confirmation Tax NOL and carryforwards.

 The Internal Revenue Service ("IRS") is examining the Company's income tax returns for the years 1987 through 1990. Management believes that the outcome of this examination will not have a material impact on the financial position or liquidity of the Company, although it may reduce the Tax NOL.

 In March 1994 the IRS issued final regulations relating to net operating losses, and specifically relating to the determination of eligibility for the use of Section 382(1)(5). Based on the new regulations, management believes the Company will qualify for use of this section. After applying its provisions, the amount of Tax NOL would be approximately $53,000,000, usable without annual limitation, before the effect of any audit adjustments.

 Deferred income tax assets and liabilities originate from differences between accounting principles and procedures used for book and tax purposes, principally related to depreciation, contingencies and legal settlements, workers' compensation, share appreciation rights, bankruptcy costs and fees, doubtful accounts and reserves for losses on discontinuance of certain operations.

 The provision for income taxes consists of the following:

                                                         Year Ended December 31,
                                                     ------------------------------
                                                      1993         1992       1991
                                                     ------       ------     ------
                                                              (in thousands)

 Current
   Federal  . . . . . . . . . . . . . . . . . .      $1,915       $  844       $ --
   State  . . . . . . . . . . . . . . . . . . .         353          338         --

 Deferred
   Federal  . . . . . . . . . . . . . . . . . .         690          981         --

   State  . . . . . . . . . . . . . . . . . . .         135           35         --
 Charge in lieu of income taxes   . . . . . . .          --          730        721
                                                     ------       ------       ----
   Total provision for income taxes . . . . . .      $3,093       $2,928       $721
                                                     ======       ======       ====





                                     -F-11-

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

 A reconciliation of the federal statutory income tax rate with the Company's effective tax rate follows:

                                                                                Year Ended December 31,
                                                                        --------------------------------------
                                                                        1993             1992            1991
                                                                        ----             ----            ----
 Federal rate   . . . . . . . . . . . . . . . . . . . . . . .           34.0%            34.0%           34.0%
 Reversal of pre-reorganization reserves  . . . . . . . . . .           --               (8.0)          (15.6)
 State taxes net of federal benefit   . . . . . . . . . . . .            3.9              7.5             6.0

 Permanent differences  . . . . . . . . . . . . . . . . . . .            0.7              0.5            --
 Other, net   . . . . . . . . . . . . . . . . . . . . . . . .           (0.6)            --              --
                                                                        ----             ----            ----
   Effective rate . . . . . . . . . . . . . . . . . . . . . .           38.0%            34.0%           24.4%
                                                                        ====             ====            ====


   The tax effect of the temporary differences giving rise to the Company's deferred tax assets and liabilities are shown on the following table:

                                                                                 As of December 31,
                                                                               ----------------------
                                                                                 1993          1992
                                                                               --------     ---------
 Deferred income tax assets:

 Net operating loss carryforward  . . . . . . . . . . . . . . . . . .          $  1,351      $  2,489
 Allowance for doubtful accounts  . . . . . . . . . . . . . . . . . .               671         1,066

 Accrual for contingencies and legal settlements  . . . . . . . . . .             1,056         1,145

 Accrued workers' compensation claims   . . . . . . . . . . . . . . .             4,199         4,364
 Share appreciation rights  . . . . . . . . . . . . . . . . . . . . .             1,106           240

 Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             2,291         1,951

 Valuation allowance  . . . . . . . . . . . . . . . . . . . . . . . .              (959)           --
                                                                               --------      --------
 Total deferred income tax assets   . . . . . . . . . . . . . . . . .             9,715        11,255
                                                                               --------      --------
 Deferred income tax liabilities:

 Depreciation   . . . . . . . . . . . . . . . . . . . . . . . . . . .           (11,545)      (12,260)

 Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (1,000)       (1,000)
                                                                               --------      --------
 Total deferred income tax liabilities  . . . . . . . . . . . . . . .           (12,545)      (13,260)
                                                                               --------      --------
 Net deferred income taxes  . . . . . . . . . . . . . . . . . . . . .          $ (2,830)     $ (2,005)
                                                                               ========      ========






                                     -F-12-

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

4.  PROPERTY AND EQUIPMENT

    A summary of property and equipment follows:

                                                                               As of December 31,
                                                                              --------------------
                                                                               1993         1992
                                                                              -------      -------
                                                                                 (in thousands)
 Land and improvements  . . . . . . . . . . . . . . . . . . . . . . .         $10,489      $ 8,711
 Buildings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          41,860       37,469

 Leasehold interest and improvements  . . . . . . . . . . . . . . . .          18,822       19,409
 Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12,738       10,901

 Assets under capitalized leases  . . . . . . . . . . . . . . . . . .             650        3,181
                                                                              -------      -------
        Total property and equipment  . . . . . . . . . . . . . . . .          84,559       79,671

 Less accumulated depreciation and amortization   . . . . . . . . . .          15,173       10,505
                                                                              -------      -------
 Total property and equipment, net  . . . . . . . . . . . . . . . . .         $69,386      $69,166
                                                                              =======      =======

5.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

    Other assets consist of deposits (primarily related to the Company's self-insured workers' compensation plans and facility leases), debt service reserves related to the Industrial Development Bonds, a 26% interest in a pharmacy partnership, deferred charges and other.

    Accrued liabilities consist of the following:

                                                                              As of December 31,
                                                                              -------------------
                                                                               1993        1992
                                                                              -------     -------
                                                                                 (in thousands)
 Accrued payroll and related taxes  . . . . . . . . . . . . . . . . .         $ 4,357     $ 3,891

 Share appreciation rights  . . . . . . . . . . . . . . . . . . . . .           2,693         585
 Accrual for contingencies and legal settlements  . . . . . . . . . .           3,030       3,244

 Accrued workers' compensation claims (Net of discounting of
 $2,954 and $3,085 for 1993 and 1992, respectively) . . . . . . . . .          10,226      10,627
 Accrued employee benefits  . . . . . . . . . . . . . . . . . . . . .           3,934       3,875

 Reserve for losses on discontinuance of certain operations   . . . .             --        1,513
 Reserve for expenses and fees in connection with Chapter 11
 proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .             153         556

 Other accrued liabilities  . . . . . . . . . . . . . . . . . . . . .           4,454       1,647

 Income taxes payable   . . . . . . . . . . . . . . . . . . . . . . .           2,725         640
                                                                              -------     -------
 Total accrued liabilities  . . . . . . . . . . . . . . . . . . . . .          31,572      26,578

 Less current portion of accrued liabilities  . . . . . . . . . . . .          19,623      15,791
                                                                              -------     -------
 Noncurrent portion   . . . . . . . . . . . . . . . . . . . . . . . .         $11,949     $10,787
                                                                              =======     =======





                                     -F-13-

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

6.  LONG-TERM DEBT AND CREDIT FACILITIES

    Long-term debt consists of the following:

                                                                                                 As of December 31,
                                                                                                 -------------------
                                                                                                  1993        1992
                                                                                                 -------     -------
                                                                                                    (in thousands)
Senior Secured Notes due December 2000 with interest at 8.1%, payable semiannually. Annual principal payments of $6 million
commencing January 1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $30,000     $    --
Term Notes with interest at a rate which approximates the
Citibank N.A. prime rate plus 2% (effectively 8% during 1993),
paid in 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              --       9,374

Term Notes payable to a shareholder (Note 9), with interest at a rate which approximates the Citibank N.A. prime rate plus 2% (effectively 8%
during 1993), paid in 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              --       9,375
Mortgage notes payable due through January 1998 in monthly  installments of
$7,691, including interest at 8.5% . . . . . . . . . . . . . . . . . . . . . . . . . . .             287       5,212

Industrial development bonds ("IDB's") due through August 2012 in varying
amounts with interest at rates from 6.1% to 13.75% . . . . . . . . . . . . . . . . . . .          10,935      12,595

Working capital loan from a shareholder with interest at the Citibank N.A.
prime rate plus 3% (effectively 9% during 1993), paid in 1993  . . . . . . . . . . . . .              --       1,000
Other unsecured indebtedness payable in varying amounts through
August 2017 with interest at rates from 0% to 13.0%  . . . . . . . . . . . . . . . . . .           1,033       1,436

Capitalized lease obligations payable through September 1996 . . . . . . . . . . . . . .             485       1,434
                                                                                                 -------     -------
 Total long-term debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          42,740      40,426

Less: Current portion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,139       7,683
                                                                                                 -------     -------
 Long-term portion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $41,601     $32,743
                                                                                                 =======     =======


    The repayment of the remaining balances of the Term Notes and the working capital loan and the reduction of the outstanding balances of IDB's, mortgage notes payable, and capitalized lease obligations was primarily accomplished with the proceeds of the Senior Secured Notes, as discussed below.





                                     -F-14-

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

 The aggregate maturities of long-term debt and capitalized lease obligations for the ensuing five years and thereafter are as follows (in thousands):

YEAR ENDING DECEMBER 31,
- ------------------------
 1994                                                           $ 1,139
 1995                                                               306
 1996                                                               297
 1997                                                             6,277
 1998                                                             6,282
 Thereafter                                                      28,439
                                                                -------
                                                                $42,740
                                                                =======

 On December 30, 1993, Care entered into a Note Agreement with a number of institutional purchasers pursuant to which it issued $30,000,000 of its 8.10% Senior Secured Notes due December 15, 2000 ("Notes"). The Notes have an average maturity of five years and provide for interest payments on each of January 15 and July 15, commencing January 15, 1994. Principal payments of $6,000,000 are due annually commencing on January 15, 1997, with the final payment due on maturity. The Notes are secured by mortgages on eleven nursing facilities having an aggregate carrying value of $30,374,000. The Notes contain covenants which require the maintenance of certain financial ratios and levels of tangible net worth, restrict the incurrence of new debt, and limit the payment of dividends on Care's Common Stock.

 The proceeds of the Notes were used to pay $18,851,000 of existing debt, including the remaining balance of $11,569,000 on the Term Notes, the $1,000,000 working capital loan from a shareholder, and $6,282,000 in other debt. An additional $495,000 was used to pay the outstanding balance of a capitalized lease obligation and purchase the related facility. Proceeds of the borrowing were also used to pay costs and expenses of the issuance of the notes totaling $1,139.000, and $709,000 was used to establish cash escrows with a title company pending the resolution of certain title and debt payoff related issues and to pay certain other costs.

 Each of the mortgage notes and IDB's is secured by a first deed of trust on the related facility. One of the IDB's requires the maintenance of debt service reserve funds and all of the IDB's contain affirmative and negative covenants and reporting requirements.

7.  COMMITMENTS AND CONTINGENCIES

Letters of Credit

 The Company is contingently liable under letters of credit principally related to deposit requirements on its self-insured workers' compensation plans. State regulations require the maintenance of deposits at specified percentages of estimated future claim payments which can be satisfied through a combination of cash deposits, surety bonds and letters of credit. The total amount of letters of credit outstanding at December 31, 1993 and 1992 were $6,238,000 and $6,250,000, respectively.

 An agreement in principle was reached in December 1993, and a definitive agreement was signed in March 1994 with the Bank of America to provide an $8,000,000 letter of credit facility secured by Care's accounts and notes receivable and the shares of Care's subsidiary, Healthcare Network, which is a partner in the pharmacy partnership.





                                     -F-15-

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

Leases

 The Company leases certain facilities and offices under cancelable and noncancelable agreement expiring at various dates through October 2010. the leases are generally triple-net leases and provide for the Company's payment of property taxes, insurance and repairs. Certain leases contain renewal options and rent escalation clauses. Rent escalation clauses require either fixed increases or increases tied to the Consumer Price Index. Five leases include purchase options at fixed or market prices at various dates. Three leases include put options in the year 2000 at 100% of fair market value. Rent and lease expenses aggregated $6,897,000 for 1993, $7,682,000 for 1992, and $7,785,000 for 1991.

 Future minimum lease payments (in thousands) for operating leases are as follows:

YEAR ENDING DECEMBER 31,
- ------------------------
 1994                                                           $ 7,600
 1995                                                             7,716
 1996                                                             7,696
 1997                                                             6,410
 1998                                                             5,297
 Thereafter                                                      31,426
                                                                -------
 Total minimum lease payments                                   $66,145
                                                                =======

Guarantees of Leases

 The Company is contingently liable for certain operating leases assumed by the purchasers of the Company's leasehold interests in facilities. The Company is not aware of any failure on the part of these purchasers to meet the terms of their obligations, and does not anticipate any expenditures to be incurred in connection with its guarantees. If a default were to occur, the Company generally would be able to assume operations of the facility and use the net revenues thereof to defray the Company's expenditures on these guarantees.

 The following is a schedule of future minimum lease payments (in thousands) for the operating leases for which the Company is contingently liable:

YEAR ENDING DECEMBER 31,
- ------------------------
 1994                                                           $ 1,368
 1995                                                             1,371
 1996                                                             1,204
 1997                                                             1,172
 1998                                                               631
 Thereafter                                                       5,288
                                                                -------
 Total minimum lease payments                                   $11,034
                                                                =======

Litigation

 The Company is also subject to various claims and lawsuits which arise in the normal course of business. In the opinion of management, adequate provision has been made and such claims or actions are not expected to have a material adverse effect on the Company's financial position.





                                     -F-16-

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

8.  CAPITAL STRUCTURE

 The Company has authorized capital stock of 26,000,000 shares consisting of 1,000,000 shares of Series A Preferred Stock, $1.00 par value per share, and 25,000,000 shares of Common Stock, $.01 par value per share.

Preferred Stock

The Preferred Stock, none of which has been issued, has certain preferences upon liquidation or redemption and has voting rights similar to the Common Stock.

Common Stock

 On December 21, 1992, the Company sold 1,633,000 shares of Common Stock to affiliates of Smith Management Company and Foothill Group, Inc., its two largest shareholders for $4,000,000 (Note 9). In 1992, Care retired 46,000 shares of Common Stock which had been acquired by the Company through settlement of certain claims.

Stock Option Plan

 In 1992, the Board of Directors and the shareholders of the Company approved a stock option plan providing for the grant of options to employees and certain consultants to purchase an aggregate of 550,000 shares of the Company's Common Stock. Under this plan, full-time employees are eligible to receive grants of either incentive stock options structured to qualify under Section 422 of the IRC of 1986, or non- qualified stock options which are not intended to meet the requirements of the IRC. Consultants and certain eligible directors may be granted only non-qualified stock options. The options vest over a four year period and have an exercise price equal to the market price of the Company's common stock on the date of grant. Outstanding options expire on various dates through December 15, 1998.

 Stock option activity (in shares):

                                                                                            Year Ended December 31,
                                                                                         ----------------------------
                                                                                             1993             1992
                                                                                         -----------      -----------
  Options outstanding at beginning of year  . . . . . . . . . . . . . . . . . .              339,000               --
  Granted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               88,000          378,000
  Exercised . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              (12,000)              --
  Cancelled . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              (44,000)         (39,000)
                                                                                         -----------      -----------
  Options outstanding at end of year  . . . . . . . . . . . . . . . . . . . . .              371,000          339,000
                                                                                         ===========      ===========
  Options exercisable at end of year  . . . . . . . . . . . . . . . . . . . . .               68,000              --
                                                                                         ===========      ===========
  Option price range  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $2.13-$6.50      $2.13-$2.88



  At December 31, 1993, there were 167,000 options available for grant.





                                     -F-17-

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

Share Appreciation Rights Plan

  In January 1991, Care's Board of Directors adopted a Share Appreciation Rights Plan (the "SAR Plan") which provided for the award of 1,000,000 units to certain key executives. The SAR Plan was amended by the Board of Directors and shareholders in May 1992.

  The SAR Plan provides that upon award, 25% of the units vest on each of the first four anniversaries of the award date and vested units must be exercised before the fifth anniversary of the award. Upon exercise, the awardee is entitled to receive in cash or stock, at the Company's option, the difference between the base value awarded and the market value on the date units are exercised.

  As indicated below, of the 900,000 units which were awarded in 1991 at the base price of $1 per unit, 36,000 were exercised, 531,000 were forfeited and 333,000 remain outstanding, of which 166,500 are vested as of December 31, 1993. The Board of Directors has decided not to award additional rights under the SAR Plan. During 1993, 1992 and 1991, the Company accrued $2,157,000, $323,000 and $293,000, respectively, in benefits associated with this plan and 450,000 shares of Common Stock have been reserved for possible issuance in settlement of the appreciation due awardees.

Share appreciation rights activity (in units):

                                                       1993             1992          1991
                                                      -------         -------       --------
Outstanding, January 1, . . . . . . . . . . .         360,000         450,000             --
Granted . . . . . . . . . . . . . . . . . . .              --              --        900,000
Settled  . . . . . . . . . . . . .. . . . . .         (13,500)        (22,500)            --
Canceled  . . . . . . . . . . . . . . . . . .         (13,500)        (67,500)      (450,000)
                                                      -------         -------       --------
Outstanding, December 31, . . . . . . . . . .         333,000         360,000        450,000
                                                      =======         =======       ========


9.  RELATED PARTY TRANSACTIONS

 Smith Management Company and its affiliated companies ("Smith") and Foothill Capital Corporation, Foothill Group, Inc. and affiliates ("Foothill") are significant shareholders of the Company.

 In January 1992, Foothill acquired from Wells Fargo Bank, N.A. a 50% interest in the Company's Term Note obligation. Their portion of the Term Notes amounted to $9,375,000 at December 31, 1992. As part of the transaction, Foothill also acquired a contingent letter of credit obligation with a principal amount of $4,316,000. The remaining balance of the Term Notes was paid on December 30, 1993.

 In December, 1992, the Company sold 1,633,000 shares of Common Stock to Smith and Foothill for $4,000,000. In connection with this transaction, Smith and Foothill have registration rights whereby they can join the Company in a registration if the Company chooses to register other shares of its Common Stock with the Securities and Exchange Commission.





                                     -F-18-

                    CARE ENTERPRISES, INC. AND SUBSIDIARIES

 In 1990 and 1991 the Company sold $3,000,000 in secured convertible exchangeable notes to Smith and Foothill. The notes, which had a maturity date of December 31, 1993, bore interest at a rate approximating the Citibank, N.A. prime rate plus 1% payable quarterly, were secured by two of the Company's nursing facilities. The notes were convertible at any time, at the option of the holder, into shares of Preferred Stock or Common Stock and would automatically convert into shares of Common Stock upon the occurrence of certain events. On November 14, 1991, the requirements for automatic conversion were met and the notes were converted into 2,679,000 shares of Common Stock. The holders of these shares have registration rights whereby they can request, at the Company's expense, that the Common Stock issued be registered with the Securities and Exchange Commission. Foothill also provided the Company with a $1,000,000 revolving credit working capital facility which was terminated, and the outstanding balance paid, in December 1993.

 In April 1991, the Company engaged Smith to assist in the development and implementation of a program which would improve the Company's liquidity. Under this agreement, the Company paid Smith an aggregate of $218,000 for 1992 and $100,000 for 1991. This agreement expired on December 31, 1992.

 The Company has a 26% interest in the pharmacy partnership formed in April 1992. The partnership continues to provide products and services to the nursing and rehabilitation centers operated by the Company. For 1993 and 1992 these purchases totaled approximately $5,900,000 and $4,200,000, respectively.

10.  DISPOSAL OF FACILITY

 In 1992, Care recognized a gain of $1,007,000 on a nursing facility disposal which occurred in 1991. The gain represents the difference between the book value of the nursing facility assets which were acquired in 1991 by a bank in a non-judicial foreclosure and management's estimate of the value of the assets surrendered.

11.  RETIREMENT SAVING PLAN

 Effective January 1, 1992, the Company began accepting the entry of new participants and began accepting participant contributions to the Care Enterprises, Inc. Retirement Savings Plan, which is a qualified cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. All employees with at least one year of employment who have attained the age of 21 are eligible to participate. Participants may contribute, on a pre-tax basis, up to 15% of their earnings to the plan (subject to certain limitations), for which the Company matches 15% of the first 3% of contributions for persons with less than three years of service and 25% of the first 5% for all others. The Company's contributions are subject to a four-year vesting period. Matching contributions made by the Company for 1993 and 1992 were $186,000 and $155,000, respectively.

12.  QUARTERLY FINANCIAL DATA

                                                         First        Second        Third         Fourth
1993 (Unaudited):                                       Quarter       Quarter       Quarter       Quarter       Total
                                                        -------       -------       -------       -------      --------
Revenues  . . . . . . . . . . . . . . . . .             $47,748       $49,865       $50,582       $52,159      $200,354
                                                        =======       =======       =======       =======      ========


Income before income taxes  . . . . . . . .               1,661         2,247         2,658         1,574         8,140
Provision for income taxes  . . . . . . . .                 665           898         1,063           467         3,093
                                                        -------       -------       -------       -------      --------
 Net income   . . . . . . . . . . . . . . .             $   996       $ 1,349       $ 1,595       $ 1,107      $  5,047
                                                        =======       =======       =======       =======      ========
Income per share-primary:

 Net income   . . . . . . . . . . . . . . .             $   .08       $   .10       $   .12       $   .08      $    .38
                                                        =======       =======       =======       =======      ========
Weighted average shares outstanding . . . .              13,262        13,323        13,321        13,353        13,312
                                                        =======       =======       =======       =======      ========

 During the fourth quarter of 1993, the Company recorded a charge of $1,694,000 for compensation payable under the Share Appreciation Rights Plan. This charge is the result of an increase in the market price of Care's Common Stock from $4.00 per share at September 30, 1993 to $9.625 at December 31, 1993.





                                     -F-19-

1992 (Unaudited):                                      First        Second         Third        Fourth
                                                      Quarter       Quarter       Quarter       Quarter        Total
                                                    -----------   -----------   -----------   -----------   -----------
Revenues  . . . . . . . . . . . . . . . . .         $    47,933   $    46,401   $    48,523   $    49,191   $   192,048
                                                    ===========   ===========   ===========   ===========   ===========
Income before reorganization items
 and income taxes   . . . . . . . . . . . .                 690         1,356         2,124         2,879         7,049
Reorganization and other items  . . . . . .                  --            --            --         1,543         1,543
                                                    -----------   -----------   -----------   -----------   -----------
Income before income taxes  . . . . . . . .                 690         1,356         2,124         4,422         8,592
Provision for income taxes  . . . . . . . .                 276           542           850         1,260         2,928
                                                    -----------   -----------   -----------   -----------   -----------
 Net income   . . . . . . . . . . . . . . .         $       414   $       814   $     1,274   $     3,162   $     5,664
                                                    ===========   ===========   ===========   ===========   ===========
Income per share-primary:
 Net income   . . . . . . . . . . . . . . .         $       .04   $       .07   $       .11   $       .27   $       .49
                                                    ===========   ===========   ===========   ===========   ===========
Weighted average shares outstanding . . . .              11,635        11,635        11,635        11,809        11,667
                                                    ===========   ===========   ===========   ===========   ===========

 During the fourth quarter of 1992, the Company recognized gains resulting from the reversal of reserves for losses on the discontinuance of certain operations of $461,000, the reversal of reserves for expenses and fees resulting from Chapter 11 proceedings of $75,000 and recognized a gain on the sale of a facility disposed in 1991, of $1,007,000.


1991 (Unaudited):                                      First        Second         Third        Fourth
                                                      Quarter       Quarter       Quarter       Quarter        Total
                                                    -----------   -----------   -----------   -----------   -----------
Revenues  . . . . . . . . . . . . . . . . .         $   44,455    $   46,057    $   46,429    $   48,735    $  185,676
                                                    ===========   ===========   ===========   ===========   ===========
Income (loss) before reorganization items
 and income taxes   . . . . . . . . . . . .               (166)          492            22           888         1,236
Reorganization and other items  . . . . . .                 --            --           882           838         1,720
                                                    -----------   -----------   -----------   -----------   -----------
Income (loss) before income taxes . . . . .               (166)          492           904         1,726         2,956

Provision for income taxes  . . . . . . . .                 --            --           425           296           721
                                                    -----------   -----------   -----------   -----------   -----------
 Net income (loss)  . . . . . . . . . . . .         $     (166)   $      492    $      479    $    1,430    $    2,235
                                                    ===========   ===========   ===========   ===========   ===========
Income (loss) per share-primary:
 Net income (loss)  . . . . . . . . . . . .         $     (.02)   $      .05    $      .05    $      .14    $      .24
                                                    ===========   ===========   ===========   ===========   ===========
Weighted average shares outstanding . . . .              8,956         8,956         8,956        10,296         9,294
                                                    ===========   ===========   ===========   ===========   ===========

 During the second quarter of 1991, Care disposed of one facility and recognized a loss of $653,000 that was charged against reserves for losses on discontinuance of certain operations.

 During the third quarter of 1991, the Company recognized gains resulting from the reversal of reserves for losses on the discontinuance of certain operations of $882,000.

 During the fourth quarter of 1991, the Company recognized gains resulting from the reversal of reserves for losses on the discontinuance of certain operations of $374,000 and reversal of reserves for expenses and fees resulting from Chapter 11 proceedings of $464,000.




                                     -F-20-

(B) UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

 The following unaudited pro forma condensed balance sheet as of December 31, 1993 of Regency Health Services, Inc. ("Regency") and Care Enterprises, Inc. ("Care"), and the unaudited pro forma condensed statements of income for each of the three years in the period ended June 30, 1993 and the six months ended December 31, 1993 give effect to the Merger involving Regency and Care using the pooling-of-interests method of accounting as if it had occurred at the beginning of the earliest period presented. The data presented may not be indicative of the results that would have been obtained had the transactions described above actually occurred on the dates assumed. The operating results for the six months ended December 31, 1993 are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 1994. In the opinion of management of each of Regency and Care, this data includes all adjustments, consisting of normal recurring adjustments, that each of Care and Regency considered necessary for a fair presentation of the data set forth therein.





                                     -F-21-

              REGENCY HEALTH SERVICES, INC./CARE ENTERPRISES, INC.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                               DECEMBER 31, 1993
                                 (IN THOUSANDS)

                                                                               Pro Forma      Pro Forma
                                                      Regency       Care      Adjustments    As Adjusted
                                                      --------    --------    -----------    -----------
                                    ASSETS
CURRENT ASSETS:
 Cash and cash equivalents  . . . . . . . . . . .     $ 21,325    $ 12,985    $     --       $ 34,310
 Accounts and notes receivable, net   . . . . . .       30,092      21,641          --         51,733
 Other current assets . . . . . . . . . . . . . .        2,958       6,706          --          9,664
                                                      --------    --------    --------       --------
   Total current assets . . . . . . . . . . . . .       54,375      41,332          --         95,707
 Property and equipment, net  . . . . . . . . . .       59,462      69,386          --        128,848
 Mortgage notes receivable  . . . . . . . . . . .           --       2,175          --          2,175
 Other assets . . . . . . . . . . . . . . . . . .        8,103       8,505          --         16,608
                                                      --------    --------    --------       --------
Total Assets  . . . . . . . . . . . . . . . . . .     $121,940    $121,398    $     --       $243,338
                                                      ========    ========    ========       ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Current portion of long-term debt  . . . . . . .     $    209    $  1,139    $     --       $  1,348
 Accounts payable . . . . . . . . . . . . . . . .        6,128      11,716          --         17,844
 Accrued expenses and compensation  . . . . . . .        6,672      19,623       5,400 (4)     31,695
 Other current liabilities  . . . . . . . . . . .        3,627       3,085          --          6,712
                                                      --------    --------    --------       --------
   Total current liabilities  . . . . . . . . . .       16,636      35,563       5,400         57,599
Long-term debt, net of current portion  . . . . .       62,384      41,601          --        103,985
Other noncurrent liabilities and deferred items .        1,378      18,761          --         20,139
                                                      --------    --------    --------       --------
                                                        80,398      95,925       5,400        181,723
                                                      --------    --------    --------       --------

STOCKHOLDERS' EQUITY:
 Common Stock   . . . . . . . . . . . . . . . . .           68      11,076     (10,982)(6)        162
 Additional paid-in-capital   . . . . . . . . . .       32,922       1,451      10,982 (6)     45,355
 Retained earnings  . . . . . . . . . . . . . . .        8,552      12,946      (5,400)(4)     16,098
                                                      --------    --------    --------       --------
                                                        41,542      25,473      (5,400)        61,615
                                                      --------    --------    --------       --------
Total liabilities and stockholders' equity  . . .     $121,940    $121,398    $     --       $243,338
                                                      ========    ========    ========       ========




See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

                                     -F-22-

             REGENCY HEALTH SERVICES, INC./CARE ENTERPRISES, INC.

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME

                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1993
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        Regency           Care(7)          Pro Forma
                                                                     --------------   ---------------   --------------
Net operating revenue . . . . . . . . . . . . . . . . . . .          $       79,519   $       102,556   $      182,075
                                                                     --------------   ---------------   --------------
Costs and expenses:

 Operating and administrative   . . . . . . . . . . . . . .                  65,292            89,781          155,073
 Share appreciation rights  . . . . . . . . . . . . . . . .                      --             1,662            1,662
 Rent expense and property taxes  . . . . . . . . . . . . .                   4,584             3,308            7,892

 Depreciation and amortization  . . . . . . . . . . . . . .                   1,307             2,579            3,886
 Interest expense   . . . . . . . . . . . . . . . . . . . .                   2,015               994            3,009
                                                                     --------------   ---------------   --------------
Total costs and expenses  . . . . . . . . . . . . . . . . .                  73,198            98,324          171,522
                                                                     --------------   ---------------   --------------
Income before provision for income taxes and extraordinary
 items  . . . . . . . . . . . . . . . . . . . . . . . . . .                   6,321             4,232           10,553

Provision for income taxes  . . . . . . . . . . . . . . . .                   2,482             1,530            4,012
                                                                     --------------   ---------------   --------------
Income before extraordinary items . . . . . . . . . . . . .          $        3,839   $         2,702   $        6,541
                                                                     ==============   ===============   ==============
Pro forma income per share before extraordinary items:(5)
 Primary  . . . . . . . . . . . . . . . . . . . . . . . . .                                             $         0.40
 Fully diluted  . . . . . . . . . . . . . . . . . . . . . .                                             $         0.37

Number of shares used in calculation:
 Primary  . . . . . . . . . . . . . . . . . . . . . . . . .                                                     16,385
 Fully diluted  . . . . . . . . . . . . . . . . . . . . . .                                                     20,439








 See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.

                                     -F-23-

             REGENCY HEALTH SERVICES, INC./CARE ENTERPRISES, INC.
               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME

                      FOR THE YEAR ENDED JUNE 30, 1993(1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                            Pro Forma       Pro Forma
                                                             Regency          Care         Adjustments     As Adjusted
                                                          ------------    ------------    ------------    ------------
Net operating revenue . . . . . . . . . . . . . . . .     $    115,378    $    196,072    $         --    $   311,450
                                                          ------------    ------------    ------------    ------------
Costs and expenses:

 Operating and administrative   . . . . . . . . . . .           95,398         169,714              --        265,112
 Share appreciation rights  . . . . . . . . . . . . .               --             672              --            672
 Rent expense and property taxes  . . . . . . . . . .            7,256           7,989              --         15,245

 Depreciation and amortization  . . . . . . . . . . .            1,985           5,206              --          7,191
 Interest expense   . . . . . . . . . . . . . . . . .            1,635           3,580              --          5,215
                                                          ------------    ------------    ------------    ------------
Total costs and expenses  . . . . . . . . . . . . . .          106,274         187,161              --        293,435
                                                          ------------    ------------    ------------    ------------
Income before reorganization items, provision for
 income taxes and extraordinary items   . . . . . . .            9,104           8,911              --         18,015
                                                          ------------    ------------    ------------    ------------
Reorganization and other items:
 Gain on sale of facilities   . . . . . . . . . . . .               --           1,007              --          1,007

 Other reorganization items   . . . . . . . . . . . .               --             536              --            536
                                                          ------------    ------------    ------------    ------------
Total reorganization and other items  . . . . . . . .               --           1,543              --          1,543
                                                          ------------    ------------    ------------    ------------
Income before provision for income taxes and
 extraordinary items  . . . . . . . . . . . . . . . .            9,104          10,454              --         19,558
Provision for income taxes  . . . . . . . . . . . . .            3,621           3,673             (99)(3)      7,195
                                                          ------------    ------------    ------------    ------------
Income before extraordinary items . . . . . . . . . .     $      5,483    $      6,781    $         99    $    12,363
                                                          ============    ============    ============    ============
Pro forma income per share before extraordinary items:(5)
 Primary  . . . . . . . . . . . . . . . . . . . . . .                                                      $      0.79
 Fully diluted  . . . . . . . . . . . . . . . . . . .                                                      $      0.77

Number of shares used in calculation:
 Primary  . . . . . . . . . . . . . . . . . . . . . .                                                          15,654
 Fully diluted  . . . . . . . . . . . . . . . . . . .                                                          16,673



See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.


                                     -F-24-

             REGENCY HEALTH SERVICES, INC./CARE ENTERPRISES, INC.
               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME

                      FOR THE YEAR ENDED JUNE 30, 1992(1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 Pro Forma      Pro Forma
                                                          Regency      Care     Adjustments    As Adjusted
                                                          -------    --------   -----------    -----------
Net operating revenue . . . . . . . . . . . . . . . .     $81,447    $190,325     $    --       $271,772
Costs and expenses:
 Operating and administrative   . . . . . . . . . . .      68,276     167,221          --        235,497
 Share appreciation rights  . . . . . . . . . . . . .                     438          --            438
 Rent expense and property taxes  . . . . . . . . . .       5,496       9,054          --         14,550
 Depreciation and amortization  . . . . . . . . . . .       1,535       5,592          --          7,127
 Interest expense   . . . . . . . . . . . . . . . . .       2,462       5,064          --          7,526
                                                          -------    --------    -------       --------
Total costs and expenses  . . . . . . . . . . . . . .      77,769     187,369          --        265,138
                                                          -------    --------    -------       --------
Income before reorganization items, provision for
 income taxes and extraordinary items   . . . . . . .       3,678       2,956          --          6,634
                                                          -------    --------    -------       --------
Reorganization items  . . . . . . . . . . . . . . . .          --       1,720          --          1,720
                                                          -------    --------    -------       --------
Income before provision for income taxes and
 extraordinary items  . . . . . . . . . . . . . . . .       3,678       4,676          --          8,354
Provision for income taxes  . . . . . . . . . . . . .       1,454       1,539      (1,022)(3)      1,971
                                                          -------    --------     -------       --------
Income before extraordinary items . . . . . . . . . .     $ 2,224    $  3,137     $ 1,022       $  6,383
                                                          =======    ========     =======       ========

Pro forma income per share before extraordinary
 items:(5)
 Primary . . . . . . . . . . . . . . . . . . . . . .                                            $   0.57
 Fully diluted . . . . . . . . . . . . . . . . . . .                                            $   0.54

Number of shares used in calculation:
 Primary  . . . . . . . . . . . . . . . . . . . . . .                                             11,225
 Fully diluted  . . . . . . . . . . . . . . . . . . .                                             11,944

See accompanying Notes to Unaudited Pro Forma Condensed Financial Information.



                                     -F-25-

             REGENCY HEALTH SERVICES, INC./CARE ENTERPRISES, INC.
               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME

                     FOR THE YEAR ENDED JUNE 30, 1991(1)(2)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                            Pro Forma       Pro Forma
                                                             Regency          Care         Adjustments     As Adjusted
                                                          ------------    ------------    ------------    -----------
Net operating revenue . . . . . . . . . . . . . . . .     $     56,788    $     91,338    $         --    $   148,126
                                                          ------------    ------------    ------------    -----------
Costs and expenses:
 Operating and administrative   . . . . . . . . . . .           47,161          80,452              --        127,613
 Share appreciation rights  . . . . . . . . . . . . .               --              --              --             --
 Rent expense and property taxes  . . . . . . . . . .            3,584           4,221              --          7,805

 Depreciation and amortization  . . . . . . . . . . .            1,387           3,021              --          4,408
 Interest expense   . . . . . . . . . . . . . . . . .            3,114           3,318              --          6,432
                                                          ------------    ------------    ------------    -----------
Total costs and expenses  . . . . . . . . . . . . . .           55,246          91,012              --        146,258
                                                          ------------    ------------    ------------    -----------
Income before reorganization items, provision for
 income taxes and extraordinary items   . . . . . . .            1,542             326              --          1,868
                                                          ------------    ------------    ------------    -----------
Reorganization and other items:
 Gain on sale of facilities   . . . . . . . . . . . .              312              --              --            312
                                                          ------------    ------------    ------------    -----------
Total reorganization and other items  . . . . . . . .              312              --              --            312
                                                          ------------    ------------    ------------    -----------
Income before provision for income taxes and
 extraordinary items  . . . . . . . . . . . . . . . .            1,854             326              --          2,180
Provision for income taxes  . . . . . . . . . . . . .              792              --            (762)(3)         30
                                                          ------------    ------------    ------------    -----------
Income before extraordinary items . . . . . . . . . .     $      1,062    $        326    $        762    $     2,150
                                                          ------------    ------------    ------------    -----------
Pro forma income per share before extraordinary
 items:(5)
 Primary  . . . . . . . . . . . . . . . . . . . . . .                                                     $      0.37
 Fully diluted  . . . . . . . . . . . . . . . . . . .                                                     $      0.33

Number of shares used in calculation:
 Primary  . . . . . . . . . . . . . . . . . . . . . .                                                           6,295
 Fully diluted  . . . . . . . . . . . . . . . . . . .                                                           7,238

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Information.





                                     -F-26-

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

 Under the pooling-of-interests accounting method, the accounting policies followed by the two entities are conformed. The following describes certain accounting policy differences between Regency and Care which were adjusted in the unaudited pro forma condensed balance sheet, unaudited pro forma condensed statements of income and other items relevant to the pro forma information.


(1) Regency reports its financial position and results of operations using a June 30 fiscal year end. Care reports its financial position and results of operations using a December 31 fiscal year end. The accompanying unaudited pro forma condensed statements of income for each of the three fiscal years in the period ended June 30, 1993 conform Care to a June 30 fiscal year end.

(2) On December 31, 1990 Care emerged from bankruptcy after its Joint Plan of Reorganization became effective. Care implemented the recommended accounting for entities in ("Pre-Reorganization Reporting") and emerging from ("Fresh-Start Reporting") Chapter 11 reorganization as set forth in SOP 90-7 during the year ended December 31, 1990. Accordingly, the unaudited pro forma condensed statement of income for the year ended June 30, 1991 includes the operations for Care for only six months (January 1, 1991 through June 30, 1991).

(3) Regency's consolidated financial statements as of and for each of the three fiscal years in the period ended June 30, 1993 reflect income taxes following the requirements of Accounting Principles Board (APB) Opinion No. 11, "Accounting for Income Taxes." Care's consolidated financial statements reflect income taxes following the requirements of Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes." To conform Regency's accounting practice to SFAS No. 109, an adjustment is required to reclassify the utilization of Regency's net operating loss carryforward from an extraordinary item to a reduction in the provision for income taxes. The effect on the unaudited pro forma condensed balance sheet is not material.

(4) All fees and expenses related to the Merger and to the consolidation and restructuring of the combining companies will be expensed as required under the pooling-of-interests accounting method. These expenses have not been reflected in the unaudited pro forma condensed statements of income, but will be reflected in the statement of income of Regency in the period the Merger is consummated. The total
         Merger costs are expected to approximate $5,400,000. The direct transactional expenses are estimated to be approximately $2,500,000 for investment banking, legal, accounting, printing, mailing and similar expenses. Although there can be no precise determination of such expenses until the consolidation of operations is actually completed, it is expected that up to an additional $2,900,000 (net of tax) will be required for integrating management information and accounting systems and consolidating various operating, management and other functions of the two companies to efficiently open the new enterprise as a result of the Merger. No assurance can be given at present that such expenses will not be greater or less than the amount budgeted for them or that such operating efficiencies will be fully realized.

(5) The calculation of unaudited pro forma income per share before extraordinary items for each period presented reflects the issuance of .71 of a share of Regency Common Stock for each share of common and common equivalent share of Care Common Stock used in such calculation without consideration for fractional shares.

(6) This Pro Forma adjustment gives effect to the issuance of 9,396,140 shares of Regency Common Stock, $0.01 par value, in connection with the Merger based upon the number of shares of Care Common Stock outstanding as of December 31, 1993.

(7) During the six months ended December 31, 1993, Care incurred a charge to operating income of $1,662,000 relating to the SAR's previously granted. The charge to operating income for the year ended December 31, 1993 was approximately $2,157,000, primarily as a result of the increasing market price of shares of Care Common Stock to $9.625 per share on December 31, 1993 as compared to $2.75 per share on January 1, 1993. Depending upon the future performance of Regency
         Common Stock, Regency may incur substantial additional charges in future periods, through December 31, 1995, which will aggregate approximately $330,000 for each one dollar increase in the market price of Care Common Stock (or $235,000 for each one dollar increase in the market price of Regency Common Stock).





                                     -F-27-

(C)      EXHIBITS FILED



EXHIBIT  DESCRIPTION
- -------  -----------
2.1              Agreement and Plan of Merger, dated as of December 20, 1993, by and between Regency
                 Health Services, Inc. and Care Enterprises, Inc. (included as Annex A to the Proxy
                 Statement/Prospectus contained in Regency Health Services, Inc.'s
                 Registration Statement on Form S-4 (File No. 33-52497)).

2.1.1            Amendment to Agreement and Plan of Merger, dated as of January 31, 1994, by and between
                 Regency Health Services, Inc. and Care Enterprises, Inc. (included as Annex A to the Proxy
                 Statement /Prospectus contained in Regency Health Services, Inc.'s
                 Registration Statement on Form S-4 (File No. 33-52497)).

2.1.2            Second Amendment to Agreement and Plan of Merger, dated as of March 21, 1994, by and among
                 Regency Health Services, Inc., Care Enterprises, Inc. and Care Merger Sub, Inc.

4.1              Specimen of common stock certificate of Regency Health Services, Inc. (incorporated by reference to Regency Health Services Inc.'s Registration Statement on Form S-1 (File No. 33-45591).

4.2              Voting Agreement, dated as of December 27, 1993, by and among Regency Health Services, Inc.
                 and the stockholders named therein (incorporated by reference to Regency Health Services, Inc.'s
                 Registration Statement on Form S-4 (File No. 33-52497)).

4.3              Voting Agreement, dated as of December 27, 1993, by and among Care Enterprises, Inc. and the stockholders named therein (incorporated by reference to Regency Health Services, Inc.'s
                 Registration Statement on Form S-4 (File No. 33-52497)).

20.1             Proxy Statement/Prospectus of Regency Health Services, Inc. dated March 7, 1994 (filed as part of
                 Regency Health Services, Inc.'s Registration Statement on Form S-4 (File No. 33-52497)).

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        REGENCY HEALTH SERVICES, INC.
                                                  (Registrant)



May 12, 1994                                      By:  /s/ Cecil Mays
                                                      -----------------------
                                                  Cecil Mays
                                                  President and
                                                  Chief Executive Officer



May 12, 1994                                      By:  /s/ Gary L. Massimino
                                                      ------------------------
                                                  Gary L. Massimino
                                                  Executive Vice
                                                  President and Chief Financial
                                                  Officer

                                 EXHIBIT INDEX


EXHIBIT          DESCRIPTION                                                                                       PAGE
- -------          -----------                                                                                       ----

2.1              Agreement and Plan of Merger,  dated as of December 20, 1993, by  and between Regency              *
                 Health Services, Inc. and  Care Enterprises, Inc. (included as  Annex A to the  Proxy
                 Statement/Prospectus  contained  in  Regency  Health  Services,  Inc.'s  Registration
                 Statement on Form S-4 (File No. 33-52497)).

2.1.1            Amendment  to Agreement  and Plan of  Merger, dated  as of  January 31, 1994,  by and              *
                 between Regency Health  Services, Inc. and Care Enterprises, Inc.  (included as Annex
                 A  to the  Proxy Statement/Prospectus  contained in  Regency Health  Services, Inc.'s
                 Registration Statement on Form S-4 (File No. 33-52497)).

2.1.2            Second Amendment to Agreement and Plan of Merger, dated as of March 21,  1994, by and              *
                 among  Regency Health Services,  Inc., Care  Enterprises, Inc.  and Care  Merger Sub,
                 Inc.

4.1              Specimen  of common stock certificate of  Regency Health Services, Inc. (incorporated              *
                 by  reference to Regency  Health Services, Inc.'s Registration  Statement on Form S-1
                 (File No. 33-45591)).

4.2              Voting  Agreement, dated  as  of  December 27,  1993,  by  and among  Regency  Health              *
                 Services,  Inc.  and the  stockholders named  therein  (incorporated by  reference to
                 Regency  Health Services,  Inc.'s Registration Statement  on Form  S-4 (File  No. 33-
                 52497)).

4.3              Voting Agreement, dated as of December 27,  1993, by and among Care Enterprises, Inc.              *
                 and the  stockholders named  therein  (incorporated by  reference to  Regency  Health
                 Services, Inc.'s Registration Statement on Form S-4 (File No. 33-52497)).

20.1             Proxy Statement/Prospectus  of  Regency Health  Services, Inc.  dated  March 7,  1994              *
                 (filed as part of Regency Health Services, Inc.'s Registration Statement  on Form S-4
                 (File No. 33-52497)).

* Exhibit previously filed with Form 8-K dated April 4, 1994.